UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2023

TYRA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40800	83-1476348
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2656 State Street Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(619) 728-4760

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TYRA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2023, the Compensation Committee (the Committee) of the Board of Directors (the Board) of Tyra Biosciences, Inc. (the Company) adopted an annual incentive plan (the Plan) under which the Company’s employees, including the Company’s executive officers listed below, are eligible to receive annual cash bonus payments. The Plan provides for annual cash bonus opportunities and payouts based on the achievement of specific, pre-established corporate performance objectives and, for certain participants, based in part on individual performance. The Committee will establish the corporate performance objectives each year. An employee’s maximum bonus under the Plan may not exceed 150% of his or her target bonus, unless otherwise determined by the Committee (or the Company’s Chief Executive Officer, for non-executive employees).

An employee’s target bonus and the weightings between corporate and individual achievement will be determined by the Committee (or the Company’s Chief Executive Officer, for non-executive employees) for each year during the term of the Plan.

The current target bonus percentages for the Company’s executive officers are as follows: 50% of base salary for Todd Harris, Chief Executive Officer, and 40% of base salary for each of Ronald V. Swanson, Ph.D., Chief Scientific Officer, Hiroomi Tada, M.D., Ph.D., Chief Medical Officer, Alan Fuhrman, Chief Financial Officer, Daniel Bensen, Chief Operating Officer, Robert L. Hudkins, Ph.D., Chief Technology Officer, Piyush Patel, Ph.D., Chief Development Officer, and Ali Fawaz, General Counsel and Secretary.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by the Plan, a copy of which the Company intends to file with its Annual Report on Form 10-K for the year ending December 31, 2022.

Item 8.01	Other Events.

On March 1, 2023, the Company announced that it is expanding development of TYRA-300 into achondroplasia (ACH) based on positive preclinical results demonstrated in a study performed in collaboration with the Imagine Institute in Paris, France. Achondroplasia, the most common form of dwarfism, is a skeletal dysplasia in which growth plate cartilage is affected, resulting in decreased growth of the long bones, vertebral bodies and skull base. A specific mutation in FGFR3 causes over 97% of achondroplasia.

In the study, TYRA-300 was evaluated in FGFR3 wild-type and mutant preclinical models to measure increases in growth and bone length, compared to vehicle-treated mice. In an FGFR3 Y367C/+ model, TYRA-300 was administered daily at a 1.2 mg/kg dose for 15 days. TYRA-300 increased body length in mice by 17.6% compared to the vehicle (p<0.0001) and increased the length of the femur (+24.4%), tibia (+38.3%) and L4-L6 (+23.9%) in mice (p<0.0001). The Company anticipates submitting an investigational new drug application (IND) to the FDA to enable a Phase 2 study in pediatric achondroplasia in 2024.

In addition, the Company reported that the FDA cleared its IND to proceed with a Phase 1 clinical study of TYRA-200, an FGFR1/2/3 inhibitor with potency against activating FGFR2 gene alterations and resistance mutations. This trial is expected to dose the first patient in the second half of 2023.

Forward-Looking Statements

The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to: the potential to develop next-generation precision medicines and the potential safety and therapeutic benefits of TYRA-300; and the expected timing and phase of clinical development of TYRA-300 in pediatric achondroplasia and TYRA-200. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in our business, including, without limitation: we are early in our development efforts, have only recently begun testing our lead product candidate in clinical trials and the approach we are taking to discover and develop drugs based on our SNÅP platform is novel and unproven and it may never lead to product candidates that are successful in clinical development or approved products of commercial value; potential delays in the commencement, enrollment, and completion of preclinical studies and clinical trials; results from preclinical studies or early clinical trials not necessarily being predictive of future results; our dependence on third parties in connection with manufacturing, research and preclinical testing; acceptance by the FDA of INDs or of similar regulatory submissions by comparable foreign regulatory authorities for the conduct of clinical trials of TYRA-300 in pediatric achondroplasia; an accelerated development or approval pathway may not be available for TYRA-300 or other product candidates and any such pathway may not lead to a faster development process; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval, and/or commercialization; the potential for our programs and prospects to be negatively impacted by developments relating to our competitors, including the results of studies or regulatory determinations relating to our competitors; our ability to maintain undisrupted business operations due to the COVID-19 pandemic or other epidemic diseases, including delaying or disrupting our preclinical studies and clinical trials, manufacturing, and supply chain; regulatory developments in the United States and foreign countries; and other risks described in our prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYRA BIOSCIENCES, INC.

Date: March 1, 2023	By:	/s/ Alan Fuhrman
	Name:	Alan Fuhrman
	Title:	Chief Financial Officer